Exhibit 11.1
Computation of Earnings                                  EXHIBIT XI

                        WILLIS LEASE FINANCE CORPORATION
                        Computation of Earnings Per Share

                                                              Three Months Ended September 30    Nine Months Ended September 30
                                                              -------------------------------    ------------------------------
Income/(loss) before extraordinary item                            1999            1998               1999            1998
                                                               --------------  --------------     --------------  --------------
                                                                       (in thousands,                     (in thousands,
                                                                   except per share data)             except per share data)
Basic
     Earnings:
           Income/(loss) before extraordinary item               ($4,384)         $2,484               $1,190           $6,583

     Shares:
          Average common shares outstanding                        7,394           7,280                7,377            7,245
                                                               --------------  --------------     --------------  --------------

Basic earnings/(loss) per common share before
     extraordinary item                                           ($0.59)          $0.34                $0.16            $0.91

Assuming Full Dilution
     Earnings:
           Income/(loss) before extraordinary item                ($4,384)        $2,484               $1,190           $6,583
                                                               --------------  --------------     --------------  --------------

     Shares:
          Diluted average common shares outstanding                 7,448          7,495                7,447            7,466
                                                               --------------  --------------     --------------  --------------

Earnings/(loss) per common share assuming full dilution,
     before extraordinary item                                     ($0.59)         $0.33                $0.16            $0.88
                                                               --------------  --------------     --------------  --------------


Net income/(loss)
Basic
     Earnings:
          Net income/(loss)                                       ($4,384)        $2,484               $1,190           $6,383
                                                               --------------  --------------     --------------  --------------

     Shares:
          Average common shares outstanding                         7,394          7,280                7,377            7,245
                                                               --------------  --------------     --------------  --------------

Basic earnings/(loss) per common share                             ($0.59)         $0.34                $0.16            $0.88

Assuming Full Dilution
     Earnings:
          Net income/(loss)                                       ($4,384)        $2,484               $1,190           $6,383
                                                               --------------  --------------     --------------  --------------

     Shares:
          Diluted average common shares outstanding                 7,448          7,495                7,447            7,466
                                                               --------------  --------------     --------------  --------------

Earnings/(loss) per common share assuming full dilution            ($0.59)         $0.33                $0.16            $0.85
                                                               --------------  --------------     --------------  --------------


Supplemental information:
Difference between average common shares outstanding to calculate basic and assuming full dilution is due to options outstanding under the 1996 Stock Options/Stock Issuance Plan and warrants issued in conjunction with the initial public offering